  M  A  C  K  -  C  A  L  I     R  E  A  L  T  Y     C  O  R  P  O  R  A  T  I  O  N

NEWS RELEASE

For Immediate Release

Contact:	Barry Lefkowitz Executive Vice President and Chief Financial Officer Mack-Cali Realty Corporation (732) 590-1000	Ilene Jablonski Vice President of Marketing Mack-Cali Realty Corporation (732) 590-1000

MACK-CALI REALTY CORPORATION
ANNOUNCES THIRD QUARTER RESULTS

Edison, New Jersey—October 24, 2013—Mack-Cali Realty Corporation (NYSE: CLI) today reported its results for the third quarter 2013.

Recent highlights include:

-	Reported funds from operations of $0.57 per diluted share;

-	Reported net income of $0.05 per diluted share;

-	Refinanced and extended unsecured revolving credit facility with a group of 17 lenders;

-	Commenced operations on an 850 parking space, 16,736 square-foot, parking/retail property located in Weehawken, New Jersey,

-	Completed sale of 15 office properties, aggregating 1.7 million square feet, in suburban Philadelphia for approximately $233 million; and

-	Sold an office property located in Bernards Township, New Jersey for $18.0 million.

FINANCIAL HIGHLIGHTS

Funds from operations (FFO) for the quarter ended September 30, 2013 amounted to $57.1 million, or $0.57 per share. For the nine months ended September 30, 2013, FFO equaled $185.3 million, or $1.86 per share.

Net income available to common shareholders for the third quarter 2013 equaled $4.6 million, or $0.05 per share. For the nine months ended September 30, 2013, net income available to common shareholders amounted to $39.3 million, or $0.45 per share.

Total revenues for the third quarter 2013 were $162.5 million. For the nine months ended September 30, 2013, total revenues amounted to $501.8 million.

For the three and nine months ended September 30, 2013, the Company recorded impairment charges of $48.5 million on nine of its office properties located in New Jersey. For the three and nine months ended September 30, 2013, the Company realized gains on disposition of rental property of $47.3 million and $61.1 million (net of zero and $23.8 million of impairments on discontinued operations), respectively.

All per share amounts presented above are on a diluted basis.

The Company had 88,021,807 shares of common stock, and 11,987,175 common operating partnership units outstanding as of September 30, 2013. The Company had a total of 100,008,982 common shares/common units outstanding at September 30, 2013.

As of September 30, 2013, the Company had total indebtedness of approximately $2.4 billion, with a weighted average annual interest rate of 5.62 percent.

The Company had a debt-to-undepreciated assets ratio of 39.5 percent at September 30, 2013. The Company had an interest coverage ratio of 2.9 times for the quarter ended September 30, 2013.

Mitchell E. Hersh, president and chief executive officer, commented, “During the quarter we formed a strategic joint venture partnership allowing us to monetize a non-core office portfolio, yet retain upside interests in the properties, as well as have an opportunity to develop additional luxury multi-family properties in that market.”

COMMENCING INITIAL OPERATIONS

On August 1, 2013, the Company commenced initial operations on a parking/retail property located in Weehawken, New Jersey. The property consists of 850 garage parking spaces and 16,736 square feet of retail space.

SALES

In August, the Company completed the sale of its 1.66 million square foot Pennsylvania office portfolio and three developable land parcels for approximately $233 million: $201 million in cash, a $10 million mortgage on one of the properties ($8 million of which was funded at closing) and subordinated equity interests in each of the properties being sold with capital accounts aggregating $22 million. The purchasers of the Pennsylvania office portfolio are joint ventures formed between the Company and affiliates of the Keystone Property Group (the “Keystone Affiliates”). The mortgage loan has a term of two years with a one year extension option and bears interest at LIBOR plus six percent. The Company's equity interests in the joint ventures will be subordinated to Keystone Affiliates receiving a 15 percent internal rate of return (“IRR”) after which the Company will receive a ten percent IRR on its subordinated equity and then all profit will be split equally.

As part of the transaction, the Company has rights to own, after zoning-approval-subdivision, land at the 150 Monument Road property located in Bala Cynwyd, Pennsylvania, for a contemplated multi-family residential development.

In July, the Company sold Liberty Corner Corporate Center, 106 Allen Road in Bernards Township, New Jersey, for approximately $18.0 million. The four-story, 132,010 square-foot building was sold to The Silverman Group.

FINANCING ACTIVITY

In July, the Company amended and restated its unsecured revolving credit facility with a group of 17 lenders. The $600 million facility is expandable to $1 billion and matures in July 2017. It has two six month extension options each requiring the payment of a 7.5 basis point fee. The interest rate on outstanding borrowings (not electing the Company’s competitive bid feature) and the facility fee on the current borrowing capacity payable quarterly in arrears are based upon the operating partnership’s unsecured debt ratings.

LEASING INFORMATION

Mack-Cali’s consolidated in-service portfolio was 86.1 percent leased at September 30, 2013, as compared to 86.2 percent leased at June 30, 2013.

For the quarter ended September 30, 2013, the Company executed 131 leases at its consolidated in-service portfolio totaling 980,600 square feet, consisting of 783,218 square feet of office space, 191,387 square feet of office/flex space and 5,995 square feet of industrial/warehouse space. Of these totals, 265,455 square feet were for new leases and 715,145 square feet were for lease renewals and other tenant retention transactions.

Highlights of the quarter’s leasing transactions include:

NORTHERN NEW JERSEY:
-
Cervalis LLC, a provider of IT infrastructure solutions, signed a new lease for 28,130 square feet at 29 Commerce Way in Totowa. The 48,930 square-foot, office/flex building, located in Mack-Cali Commercenter, is 77.9 percent leased.

-
United Water Management & Services, Inc., a provider of water and wastewater services to approximately 5.5 million people in the United States, signed a new lease for 24,900 square feet at Mack-Cali Centre II, 650 From Road in Paramus. The 348,510 square-foot office building is 81.5 percent leased.

-
S2, Inc. d/b/a Sigma Group, a fully integrated advertising agency, signed a new lease for 23,573 square feet at 10 Mountainview Road in Upper Saddle River. The 192,000 square-foot office building is 85.3 percent leased.

CENTRAL NEW JERSEY:
-	AT&T Corp. signed a renewal for 275,000 square feet at 30 Knightsbridge Road in Piscataway. The four-building office complex totaling 680,350 square feet is 92.7 percent leased.

-
DSV Air & Sea, Inc., a global supplier of transport and logistics solutions, signed a renewal for 37,798 square feet at 100 Walnut Avenue in Clark. The 182,555 square-foot office building is 100 percent leased.

-
New Jersey Property-Liability Insurance Guaranty Association (NJPLIGA), a provider of statutory benefits to insureds and claimants of insolvent property casualty insurance companies, signed a new lease for 28,234 square feet at 233 Mount Airy Road in Basking Ridge. The 66,000 square-foot office building is 67.5 percent leased.

-
New England Life Insurance Company, a provider of insurance and financial planning products and services, signed transactions totaling 21,564 square feet at 1305 Campus Parkway in Wall Township, consisting of a 15,984 square-foot renewal and a 5,580 square-foot expansion. The 23,350 square-foot office building, located in Monmouth Shores Corporate Park, is 92.4 percent leased.

-
SS&C Technologies, Inc., a global provider of investment and financial software-enabled services and software, signed transactions totaling 18,983 square feet, consisting of a 12,687 square-foot renewal and a 6,296 square-foot expansion, at 11 Commerce Drive in Cranford. The 90,000 square-foot office building, located in Cranford Business Park, is 81.5 percent leased.

WESTCHESTER COUNTY, NEW YORK:
-
Wright Brothers Services Inc., specializing in freight transportation, signed transactions totaling 18,845 square feet consisting of a 5,255 square-foot renewal at 150 Clearbrook Road in Elmsford, a 6,865 square-foot renewal at 200 Clearbrook Road in Elmsford, and a 6,725 square-foot expansion at 1 Odell Plaza in Yonkers. Located in Cross Westchester Executive Park, 150 Clearbrook Road is a 74,900 square-foot office/flex building that is 100 percent leased and 200 Clearbrook Road is a 94,000 square-foot office/flex building that is 99.8 percent leased. Located in South Westchester Executive Park, 1 Odell Plaza is a 106,000 square-foot office/flex building that is 97.2 percent leased.

-
JPMorgan Chase Bank National Association, a global financial services firm, signed a renewal for 15,880 square feet at 11 Martine Avenue in White Plains. The 180,000 square-foot office building, located in Westchester Financial Center, is 77.7 percent leased.

Included in the Company’s Supplemental Operating and Financial Data for the third quarter 2013 are schedules highlighting the leasing statistics for both the Company’s consolidated and joint venture properties.

The supplemental information is available on Mack-Cali’s website, as follows:
http://www.mack-cali.com/file-uploads/3rd.quarter.sp.13.pdf

ADDITIONAL INFORMATION

The Company expressed comfort with net income and FFO per diluted share for the full year 2013 as follows:

Full Year
2013 Range
Net income available to common shareholders	$0.47 - $0.51
Add: Real estate-related depreciation and amortization	2.00
Deduct: Impairments/Discontinued operations - Realized (gains) losses and unrealized losses on disposition of rental property, net	(0.12)
Funds from operations	$2.35 - $2.39

These estimates reflect management’s view of current market conditions and certain assumptions with regard to rental rates, occupancy levels and other assumptions/projections. Actual results could differ from these estimates.

An earnings conference call with management is scheduled for today, October 24, 2013 at 10:00 a.m. Eastern Time, which will be broadcast live via the Internet at:
http://phoenix.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=96021&eventID=5034675

The live conference call is also accessible by calling (719) 325-2455 and requesting the Mack-Cali conference call.

The conference call will be rebroadcast on Mack-Cali’s website at http://www.mack-cali.com beginning at 2:00 p.m. Eastern Time on October 24, 2013 through October 31, 2013.

A replay of the call will also be accessible during the same time period by calling (719) 457-0820 and using the pass code 7961170.

Copies of Mack-Cali’s Form 10-Q and Supplemental Operating and Financial Data are available on Mack-Cali’s website, as follows:

Third Quarter 2013 Form 10-Q:
http://www.mack-cali.com/file-uploads/3rd.quarter.10q.13.pdf

Third Quarter 2013 Supplemental Operating and Financial Data:
http://www.mack-cali.com/file-uploads/3rd.quarter.sp.13.pdf
In addition, these items are available upon request from:
Mack-Cali Investor Relations Department
343 Thornall Street, Edison, New Jersey 08837-2206
(732) 590-1000 ext. 1143

INFORMATION ABOUT FFO

Funds from operations (“FFO”) is defined as net income (loss) before noncontrolling interest of unitholders, computed in accordance with generally accepted accounting principles (“GAAP”), excluding gains (or losses) from extraordinary items, sales of depreciable rental property, and impairments related to depreciable rental property, plus real estate-related depreciation and amortization. The Company believes that FFO per share is helpful to investors as one of several measures of the performance of an equity REIT. The Company further believes that as FFO per share excludes the effect of depreciation, gains (or losses) from sales of properties and impairments related to depreciable rental property (all of which are based on historical costs which may be of limited relevance in evaluating current performance), FFO per share can facilitate comparison of operating performance between equity REITs.

FFO per share should not be considered as an alternative to net income available to common shareholders per share as an indication of the Company’s performance or to cash flows as a measure of liquidity.  FFO per share presented herein is not necessarily comparable to FFO per share presented by other real estate companies due to the fact that not all real estate companies use the same definition. However, the Company’s FFO per share is comparable to the FFO per share of real estate companies that use the current definition of the National Association of Real Estate Investment Trusts (“NAREIT”). A reconciliation of net income per share to FFO per share is included in the financial tables accompanying this press release.

ABOUT THE COMPANY

Mack-Cali Realty Corporation is a fully integrated, self-administered, self-managed real estate investment trust (REIT) providing management, leasing, development, construction and other tenant-related services for its class A real estate portfolio. Mack-Cali owns or has interests in 275 properties consisting of 266 office and office/flex properties totaling approximately 30.7 million square feet and nine multi-family rental properties containing over 3,300 residential units, all located in the Northeast. The properties enable the Company to provide a full complement of real estate opportunities to its diverse base of commercial and residential tenants.

Additional information on Mack-Cali Realty Corporation is available on the Company’s website at www.mack-cali.com.

The information in this press release must be read in conjunction with, and is modified in its entirety by, the Quarterly Report on Form 10-Q (the “10-Q”) filed by the Company for the same period with the Securities and Exchange Commission (the “SEC”) and all of the Company’s other public filings with the SEC (the “Public Filings”). In particular, the financial information contained herein is subject to and qualified by reference to the financial statements contained in the 10-Q, the footnotes thereto and the limitations set forth therein. Investors may not rely on the press release without reference to the 10-Q and the Public Filings.

Statements made in this press release may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements can be identified by the use of words such as “may,” “will,” “plan,” “potential,” “projected,” “should,” “expect,” “anticipate,” “estimate,” “continue,” or comparable terminology. Such forward-looking statements are inherently subject to certain risks, trends and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate, and involve factors that may cause actual results to differ materially from those projected or suggested. Readers are cautioned not to place undue reliance on these forward-looking statements and are advised to consider the factors listed above together with the additional factors under the heading “Disclosure Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Reports on Form 10-K, as may be supplemented or amended by the Company's Quarterly Reports on Form 10-Q, which are incorporated herein by reference. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events, new information or otherwise.

Mack-Cali Realty Corporation
Consolidated Statements of Operations
(in thousands, except per share amounts) (unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
Revenues	2013	2012	2013	2012
Base rents	$134,882	$132,388	$403,943	$401,920
Escalations and recoveries from tenants	17,173	19,717	54,117	56,540
Construction services	678	1,169	15,650	9,235
Real estate services	7,003	1,247	20,088	3,519
Parking income	1,642	1,427	4,631	4,553
Other income	1,127	849	3,335	10,524
Total revenues	162,505	156,797	501,764	486,291

Expenses
Real estate taxes	20,572	20,472	62,055	64,587
Utilities	18,043	16,647	48,070	44,645
Operating services	25,852	24,261	76,487	71,859
Direct construction costs	609	979	14,945	8,594
Real estate services expenses	5,552	536	15,809	1,542
General and administrative	12,151	12,580	37,235	35,150
Depreciation and amortization	46,094	43,492	135,122	130,720
Impairments	48,700	--	48,700	--
Total expenses	177,573	118,967	438,423	357,097
Operating income	(15,068)	37,830	63,341	129,194

Other (Expense) Income
Interest expense	(30,936)	(30,428)	(92,075)	(92,539)
Interest and other investment income	187	7	1,287	27
Equity in earnings (loss) of unconsolidated joint ventures	(229)	2,418	(2,059)	4,751
Loss from early extinguishment of debt	--	--	--	(4,415)
Total other (expense) income	(30,978)	(28,003)	(92,847)	(92,176)
Income (loss) from continuing operations	(46,046)	9,827	(29,506)	37,018
Discontinued Operations:
Income from discontinued operations	2,164	6,337	11,842	17,446
Loss from early extinguishment of debt	--	--	(703)	--
Realized gains (losses) and unrealized losses on disposition of rental property and impairments, net	47,321	12	61,079	2,390
Total discontinued operations, net	49,485	6,349	72,218	19,836
Net income	3,439	16,176	42,712	56,854
Noncontrolling interest in consolidated joint ventures	1,838	85	1,962	256
Noncontrolling interest in Operating Partnership	5,314	(1,207)	3,295	(4,543)
Noncontrolling interest in discontinued operations	(5,948)	(773)	(8,699)	(2,418)
Net income available to common shareholders	$ 4,643	$14,281	$39,270	$50,149

PER SHARE DATA:

Basic earnings per common share	$ 0.05	$ 0.16	$ 0.45	$ 0.57

Diluted earnings per common share	$ 0.05	$ 0.16	$ 0.45	$ 0.57

Basic weighted average shares outstanding	87,793	87,826	87,724	87,814

Diluted weighted average shares outstanding	99,787	100,075	99,778	100,071

Mack-Cali Realty Corporation
Statements of Funds from Operations
(in thousands, except per share/unit amounts) (unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Net income available to common shareholders	$4,643	$14,281	$39,270	$50,149
Add: Noncontrolling interest in Operating Partnership	(5,314)	1,207	(3,295)	4,543
Noncontrolling interest in discontinued operations	5,948	773	8,699	2,418
Real estate-related depreciation and amortization on continuing operations (1)	48,685	44,412	144,834	133,482
Real estate-related depreciation and amortization on discontinued operations	1,769	4,351	8,196	13,364
Impairments	48,700	--	72,551	--
Deduct: Discontinued operations - Realized (gains) losses and unrealized losses on disposition of rental property, net	(47,321)	(12)	(84,930)	(2,390)
Funds from operations (2)	$57,110	$65,012	$185,325	$201,566

Diluted weighted average shares/units outstanding (3)	99,787	100,075	99,778	100,071

Funds from operations per share/unit – diluted	$ 0.57	$ 0.65	$ 1.86	$ 2.01

Dividends declared per common share	$ 0.30	$ 0.45	$ 1.05	$ 1.35

Dividend payout ratio:
Funds from operations-diluted	52.42%	69.27%	56.53%	67.02%

Supplemental Information:
Non-incremental revenue generating capital expenditures:
Building improvements	$3,438	$9,040	$11,476	$19,361
Tenant improvements and leasing commissions (4)	$11,421	$15,107	$36,861	$36,202
Straight-line rent adjustments (5)	$ 521	$2,030	$10,172	$ 5,394
Amortization of (above)/below market lease intangibles, net (6)	$ 659	$ 355	$ 1,994	$ 1,038

(1)
Includes the Company’s share from unconsolidated joint ventures of $4,145 and $974 for the quarters ended September 30, 2013 and 2012, respectively, and $11,417 and $2,963 for the nine months ended September 30, 2013 and 2012, respectively. Excludes non-real estate-related depreciation and amortization of $71 and $53 for the quarters ended September 30, 2013 and 2012, respectively, and $222 and $201 for the nine months ended September 30, 2013 and 2012, respectively.

(2)
Funds from operations is calculated in accordance with the definition of FFO of the National Association of Real Estate Investment Trusts (NAREIT) definition. For further discussion, see “Information About FFO” in this release.

(3)
Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common units into common shares (11,995 and 12,177 shares for the quarters ended September 30, 2013 and 2012, respectively, and 12,054 and 12,184 for the nine months ended September 30, 2013 and 2012,respectively), plus dilutive Common Stock Equivalents (i.e. stock options).

(4)	Excludes expenditures for tenant spaces that have not been owned for at least a year or were vacant for more than a year.
(5)
Includes the Company’s share from unconsolidated joint ventures of $82 and $17 for the quarters ended September 30, 2013 and 2012, respectively, and $84 and $50 for the nine months ended September 30, 2013 and 2012, respectively.

(6)
Includes the Company’s share from unconsolidated joint ventures of $184 and $0 for the three months ended September 30, 2013 and 2012, respectively, and $579 and $0 for the nine months ended September 30, 2013 and 2012, respectively.

Mack-Cali Realty Corporation
Statements of Funds from Operations per Diluted Share
(amounts are per diluted share, except share count in thousands) (unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Net income available to common shareholders	$ 0.05	$ 0.16	$0.45	$ 0.57
Add: Real estate-related depreciation and amortization on continuing operations (1)	0.49	0.44	1.45	1.33
Real estate-related depreciation and amortization on discontinued operations	0.02	0.04	0.08	0.13
Impairments	0.49	--	0.73	--
Deduct: Discontinued operations - Realized (gains) losses and unrealized losses on disposition of rental property, net	(0.47)	--	(0.85)	(0.02)
Noncontrolling interest/rounding adjustment	(0.01)	0.01	--	--
Funds from operations (2)	$ 0.57	$ 0.65	$1.86	$ 2.01

Diluted weighted average shares/units outstanding (3)	99,787	100,075	99,778	100,071

(1)
Includes the Company’s share from unconsolidated joint ventures of $0.04 and $0.01 for the quarters ended September 30, 2013 and 2012, respectively, and $0.11 and $0.03 for the nine months ended September 30, 2013 and 2012, respectively.

(2)
Funds from operations is calculated in accordance with the definition of FFO of the National Association of Real Estate Investment Trusts (NAREIT) definition. For further discussion, see “Information About FFO” in this release.

(3)
Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common units into common shares (11,995 and 12,177 shares for the quarters ended September 30, 2013 and 2012, respectively, and 12,054 and 12,184 for the nine months ended September 30, 2013 and 2012,respectively), plus dilutive Common Stock Equivalents (i.e. restricted stock awards).

Mack-Cali Realty Corporation
Consolidated Balance Sheets
(in thousands, except per share amounts) (unaudited)

	September 30,	December 31,
	2013	2012
Assets
Rental property
Land and leasehold interests	$755,643	$782,315
Buildings and improvements	3,908,139	4,104,472
Tenant improvements	445,623	489,608
Furniture, fixtures and equipment	4,535	3,041
	5,113,940	5,379,436
Less - accumulated deprec. & amort.	(1,392,064)	(1,478,214)
	3,721,876	3,901,222
Rental property held for sale, net	--	60,863
Net investment in rental property	3,721,876	3,962,085
Cash and cash equivalents	308,043	58,245
Investments in unconsolidated joint ventures	131,859	132,339
Unbilled rents receivable, net	134,695	139,984
Deferred charges, goodwill and other assets	284,399	204,874
Restricted cash	19,213	19,339
Accounts receivable, net	9,178	9,179

Total assets	$4,609,263	$4,526,045

Liabilities and Equity
Senior unsecured notes	$1,616,337	$1,446,894
Mortgages, loans payable and other obligations	752,344	757,495
Dividends and distributions payable	30,003	44,855
Accounts payable, accrued expenses and other liabilities	130,588	124,822
Rents received in advance and security deposits	45,857	55,917
Accrued interest payable	23,472	27,555
Total liabilities	2,598,601	2,457,538
Commitments and contingencies

Equity:
Mack-Cali Realty Corporation stockholders’ equity:
Common stock, $0.01 par value, 190,000,000 shares authorized,
88,021,807 and 87,536,292 shares outstanding	880	875
Additional paid-in capital	2,536,837	2,530,621
Dividends in excess of net earnings	(817,387)	(764,522)
Total Mack-Cali Realty Corporation stockholders’ equity	1,720,330	1,766,974

Noncontrolling interests in subsidiaries:
Operating Partnership	234,282	245,091
Consolidated joint ventures	56,050	56,442
Total noncontrolling interests in subsidiaries	290,332	301,533

Total equity	2,010,662	2,068,507

Total liabilities and equity	$4,609,263	$4,526,045